NanoViricides Announces that It Now Meets Listing Standards of Major National Stock Exchanges Upon Executing a Reverse Split of its Stock; Also Reports It Has Raised approximately $9.9 Million in a Registered Direct Offering

WEST HAVEN, CONNECTICUT -- Tuesday, September 10th, 2013 -- NanoViricides, Inc. (OTC BB: NNVCD) (the "Company") announced today that it has now met all the listing standards of certain major national stock exchanges after executing a one for three and one-half (1:3.5) reverse split of the Company's issued and outstanding common stock on September 9th that will be reflected at the open of the OTC Bulletin Board on September 10, 2013.

Immediately following the reverse split, the Company has entered into definitive agreements to sell approximately 2.853 million units of its new common stock and warrants at a price per unit of $3.50 pursuant to a registered direct offering to institutional investors and accredited investors, representing gross proceeds of approximately $9.3 million.

The Company has previously fortified its Corporate Governance by appointing a new CFO, Ms. Meeta R. Vyas, and by completing an Independent Board of Directors comprising Professor Milton Boniuk, MD, the Caroline F. Elles Chair Professor of Ophthalmology at Baylor College of Medicine, Professor Mukund S. Kulkarni, MBA, PhD, Chancellor, Penn State University, and Mr. Stanley Glick, CPA, an independent practicing accounting, auditing and management consulting professional.

“Eligibility for uplisting to a major national stock exchange has been an important initiative for us this year,” said Anil R. Diwan, PhD, adding “When it happens, the Company will reap several benefits.”

“After uplisting, we will no longer be a ‘penny stock’, and therefore brokers will have the ability to call their clients and recommend a purchase of NanoViricides stock. We would also be eligible for inclusion in major industry sector indices including the Russell 2000 Biotechnology index,” explained Dr. Eugene Seymour, MD, MPH, CEO of the Company.

With this raise, the Company will have approximately $22 Million cash in hand, which the Company believes is sufficient for its planned activities for the next two years and beyond. In particular, the Company believes it now has sufficient funds in hand to last through Phase I and Phase II human clinical trials of its injectable FluCide™ drug candidate, as well as to rapidly develop DengueCide™ for clinical trials. In addition, the Company will also be able to expedite development of its additional four drug candidates, namely Oral FluCide, HerpeCide™, HIVCide™, and EKCCide™ into the FDA approval process.

At this morning's market open, NanoViricides' common stock will trade under the symbol “NNVCD” for a period of twenty (20) business days after which it will return to “NNVC”. The Company’s common stock after this reverse split will trade under a new CUSIP number 630087203. As a result of the reverse stock split, the number of issued and outstanding common shares will be reduced to approximately 46.9 million, before the raise. The number of authorized shares of common and preferred stock will similarly be reduced by a ratio of 1 for 3.5, the par value per share of capital stock will remain unchanged.  Fractional shares of common stock occurring as a result of the reverse stock split will be rounded up to the next whole share. The Company has filed an amendment to its Amended and Restated Articles of Incorporation to effect this reverse stock split, which was authorized unanimously by the Company’s Board of Directors on September 3, 2013. A Form 8-K Current Report describing the reverse split was filed with the SEC on September 9th, 2013.

Each unit of the said registered direct offering consists of one share of common stock and one 5-year warrant. The warrants have an exercise price of $5.25 per share. The units are being offered by Nanoviricides pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission dated October 26, 2012. Midtown Partners & Co., LLC and Chardan Capital Markets, LLC are appointed as the exclusive placement agents for the transaction. The placement agents together earned a fee of 6% of cash proceeds. In addition, the placement agents together will also be given 2% warrants based on the number of common stock sold in the offering. The closing of this offering is expected to take place on or before Friday, September 13, 2013, subject to the satisfaction of customary closing conditions.

NanoViricides Pipeline

NanoViricides is developing broad-spectrum anti-influenza drugs as part of its rich drug pipeline. The Company believes that its FluCide™ drug candidates will be effective against most if not all influenza viruses, including the H7N9 bird flu, H3N2 or H1N1 epidemic viruses, H5N1 bird flu, seasonal influenzas, as well as novel influenza viruses. This is because FluCide is based on the Company’s biomimetic technology, mimicking the natural sialic acid receptors for the influenza virus on the surface of a nanoviricide® polymeric micelle. It is important to note that all influenza viruses bind to the sialic acid receptors, even if they rapidly mutate. The FluCide drug candidates have already shown strong effectiveness against H1N1 and H3N2 influenza viruses in highly lethal animal models. The injectable FluCide drug candidates have shown 1,000X greater viral load reduction as compared to oseltamivir (Tamiflu®), the current standard of care, in a highly lethal influenza infection animal model. The Company believes that these animal model results should translate readily into humans.

NanoViricides has also developed an oral drug candidate against influenza. This oral version is also dramatically more effective than TamiFlu in the animals given a lethal influenza virus infection. This oral FluCide may be the very first nanomedicine that is effective when taken by mouth.

In addition, NanoViricides has developed drug candidates against Dengue, HIV/AIDS, Herpes, and Ocular Viral Diseases that have shown strong effectiveness in relevant animal and/or cell culture models.

About NanoViricides:

NanoViricides, Inc. (www.nanoviricides.com) is a development stage company that is creating special purpose nanomaterials for viral therapy. The Company's novel nanoviricide® class of drug candidates are designed to specifically attack enveloped virus particles and to dismantle them. The Company is developing drugs against a number of viral diseases including H1N1 swine flu, H5N1 bird flu, seasonal Influenza, HIV, oral and genital Herpes, viral diseases of the eye including EKC and herpes keratitis, Hepatitis C, Rabies, Dengue fever, and Ebola virus, among others.

This press release contains forward-looking statements that reflect the Company's current expectation regarding future events. Actual events could differ materially and substantially from those projected herein and depend on a number of factors. Certain statements in this release, and other written or oral statements made by NanoViricides, Inc. are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from the company's expectations include, but are not limited to, those factors that are disclosed under the heading "Risk Factors" and elsewhere in documents filed by the company from time to time with the United States Securities and Exchange Commission and other regulatory authorities. Although it is not possible to predict or identify all such factors, they may include the following: demonstration and proof of principle in pre-clinical trials that a nanoviricide is safe and effective; successful development of our product candidates; our ability to seek and obtain regulatory approvals, including with respect to the indications we are seeking; the successful commercialization of our product candidates; and market acceptance of our products.

FDA refers to US Food and Drug Administration. EMA refers to the European Union’s office of European Medical Agency.

Contact:

NanoViricides, Inc.

Amanda Schuon, 310-550-7200

info@nanoviricides.com